Exhibit 10(a)(2)

LAMAR ADVERTISING COMPANY
Notice of Grant of Stock Options	P O BOX 66338
and Option Agreement	BATON ROUGE, LA 70896

Name	Option Number:
Address	Plan:
City, State Zip	ID:

Effective mm/dd/yyyy, you have been granted an Option to buy # shares of LAMAR ADVERTISING COMPANY (the Company) Class A common stock at $00.00 per share.

The total option price of the shares granted is $00.00

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
#	On Vest Date	mm/dd/yyyy	mm/dd/yyyy
#	On Vest Date	mm/dd/yyyy	mm/dd/yyyy
#	On Vest Date	mm/dd/yyyy	mm/dd/yyyy
#	On Vest Date	mm/dd/yyyy	mm/dd/yyyy
#	On Vest Date	mm/dd/yyyy	mm/dd/yyyy

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 1996 Equity Incentive Plan, as amended (the “Plan”) and the Option Agreement, all of which are attached and made a part of this document.

LAMAR ADVERTISING COMPANY	Date

NAME	Date

LAMAR ADVERTISING COMPANY 1996 EQUITY INCENTIVE PLAN

Non‑Qualified Stock Option Terms and Conditions

1.Plan Incorporated by Reference.  This option is issued pursuant to the terms of the Plan and may be amended as provided in the Plan.  Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan.  This certificate does not set forth all the terms and conditions of the Plan, which are incorporated herein by reference.  The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding.  Copies of the Plan may be obtained upon written request without charge from the Company.

2.Option Price.  The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3.Exercisability Schedule.  This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares.  The Option may not be exercised as to any shares after the Expiration Date.

4.Method of Exercise.  To exercise this Option, the Optionholder shall deliver written notice of exercise to the Company specifying the number of shares with respect to which Option is being exercised accompanied by payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, as the Committee may approve.  If the Optionholder is a resident of Canada for purposes of the Income Tax Act (Canada), such notice shall be accompanied by a properly completed election to defer the inclusion of the benefit from the exercise in the Optionholder’s employment income in the year of exercise.  Promptly following receipt of such notice (and election, if applicable), the Company will deliver to the Optionholder a certificate representing the number of shares with respect to which the Option is being exercised.

5.Rights as a Stockholder or Employee.  The Optionholder shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above.  The Optionholder shall not have any rights to continued employment by the Company or its Affiliates by virtue of the grant of this Option.

6.Recapitalization, Mergers, Etc.  In the event of corporate transactions affecting the Company’s outstanding Common Stock, the Committee may adjust the Option as outlined in the Plan.  If such transaction involves a Change in Control of the Company, the provisions of the Plan shall govern.

7.Option Not Transferable.  Except as otherwise approved by the Committee, this Option is not transferable by the Optionholder otherwise than by the will or the laws of descent and distribution, and is exercisable, during the Optionholder’s lifetime, only by the Optionholder.  The naming of a Designated Beneficiary does not constitute a transfer.

8.Exercise of Option After Termination of Employment.  Except as otherwise provided in the Plan, if the Optionholder’s employment with (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22 (e)(3) of the Code) or death, the Optionholder may exercise the rights which were available to the Optionholder at the time of such termination only within three months from the date of termination.  If Optionholder’s employment is terminated as a result of disability, such rights may be exercised within twelve months from the date of termination.  Upon the death of Optionholder, his or her Designated Beneficiary shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionholder at the time of death.  Notwithstanding the foregoing, no rights under this Option may be exercised after the Expiration Date.

9.Compliance with Securities Laws.  It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both.  The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

10.Payment of Taxes.  The Optionholder shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld with respect to the exercise of this Option in accordance with the Plan.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Optionholder.

11.Notice of Sale of Shares Required.  The Optionholder agrees to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year after such purchase.